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                    VIRTUAL OPEN NETWORK ENVIRONMENT CORPORATION
                         1996 Non-Statutory Stock Option Plan


                                      ARTICLE I

                                       General

           1.1 PURPOSE. It is the purpose of the 1996 Non-Statutory Stock Option Plan ("Plan") to promote the interests of Virtual Open Network Environment Corporation ("Corporation") and its stockholders by attracting, retaining, and stimulating the performance of selected Employees, Directors, and Independent Contractors (each an "Optionee") by giving such individuals the opportunity to acquire a proprietary interest in the Corporation and an increased personal interest in its continued success and progress.

           1.2    DEFINITIONS.   As  used herein  the following  terms have  the
     following meanings:

                  (a)   "Board"   means   the   Board   of   Directors  of   the
           Corporation.

                  (b) "Book Value" means the historical cost of the Corporation's assets reduced by the Corporation's liabilities calculated in accordance with generally accepted accounting principles, determined on the last day of the immediately preceding tax year. In no event will Book Value be less than zero.

                  (c) "Change in Control" means any of the events set forth below:

                        (i) The direct or indirect acquisition in one or more transactions, other than from the Corporation, by any individual, entity or group of beneficial ownership of a number of Corporation Voting Securities in excess of 50% of the Corporation Voting Securities unless such acquisition has been approved by the Board; or

                        (ii)  The  approval by  the Board  of  a reorganization,
                        merger   or   consolidation,   unless,  following   such
                        reorganization,   merger   or   consolidation,  all   or
                        substantially all  of the individuals  and entities  who
                        were   the   respective   beneficial   owners   of   the
                        Outstanding  Stock  and  Corporation  Voting  Securities
                        immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity resulting from such
                        reorganization,    merger     or    consolidation     in
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                        substantially the same proportion  as their ownership of
                        the Outstanding Common Stock and Corporation Voting Securities immediately prior to such reorganization, merger or consolidation, as the case may be.

                  (d) "Code" means the Internal Revenue Code of 1986, as amended.

                  (e) "Commencement Date" means the day immediately following the date of adoption of the Plan by the Board in accordance with the provisions of Section 4.10 of Article IV hereof.

                  (f) "Committee" means the Non-Statutory Stock Option Plan Committee of the Board; PROVIDED, HOWEVER, that in the event the Board has not appointed members to the Stock Option Committee, all references to the Committee shall be deemed to refer to the Compensation Committee of the Board.

                  (g) "Corporation" means Virtual Open Network Environment Corporation, a Delaware corporation.

                  (h)   "Corporation  Voting  Securities"  means   the  combined
           voting power of all outstanding voting securities of the Corporation entitled to vote generally in the election of the Board.

                  (i)   "Date of Grant" means April 22, 1996.

                  (j)   "Director" means a member of the Board.

                  (k)   "Employee" means any employee of the Corporation.

                  (l)   "Expiration Date" means December 31, 1996.

                  (m) "Fair Market Value" means the fair market value of a share of Restricted Stock as determined by the Board in good faith.

                  (n)   "Formula   Price"  means   the   price  at   which   the
           Corporation shall purchase an Optionee's Restricted Stock upon the Optionee's Termination of Employment.

                  (o) "Independent Contractor" means a person that provides services to the Corporation and who is not an Employee or a Director.

                  (p)   "Option"  means   any  option  to  purchase   shares  of
           Restricted Stock granted pursuant to the provisions of Article III or IV of the Plan.

                  (q) "Optionee" means an Employee, Director, or Independent Contractor who has been granted an Option.

                  (r) "Option Term" means the period beginning on April 22, 1996, and ending December 31, 1996.

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                  (s)   "Outstanding  Common  Stock"  means, at  any  time,  the
           issued and outstanding Common Stock of the Corporation.

                  (t) "Plan" means this Virtual Open Network Environment Corporation 1996 Non-Statutory Stock Option Plan.

                  (u) "Purchase Price" means the Fair Market Value of shares of Restricted Stock on the Date of Grant of such shares subject to the Options.

                  (v) "Purchase Date" means the day on which Optionee delivers the amount of cash (or other consideration determined by the Board to be acceptable to the Company, pursuant to the Plan) payable hereunder for shares of Restricted Stock.

                  (w) "Restricted Stock" means the $0.001 par value Common Stock of the Corporation subject to the restrictions set forth on Exhibit A attached hereto.

                  (x) "Termination of Employment" means, with respect to an Optionee, the voluntary or involuntary discontinuation of the provision of services to the Corporation for any reason whatsoever, including but not limited to the death, disability, or retirement of the Optionee.

           1.3 NUMBER OF SHARES. Optionee may purchase the number of shares of the Restricted Stock set forth on Exhibit B attached hereto and the Corporation does hereby agree to sell to Optionee such shares. If any Option expires or terminates for any reason without having been exercised in full, the unpurchased shares of Restricted Stock subject to such expired or terminated Option shall not be available for purposes of the Plan.


                                     ARTICLE II

                                    Administration

           2.1 The Plan shall be administered by the Committee. Each member of the Committee shall be appointed by and shall serve at the pleasure of the Board. The Board shall have the sole continuing authority to appoint members of the Committee both in substitution for members previously appointed and to fill vacancies however caused. The following provisions shall apply to the administration of the Plan:

                  (a) The Committee shall designate one of its members as Chairman and shall hold meetings at such times and places as it may determine. Each member of the Committee shall be notified in writing of the time and place of any meeting of the Committee at least two days prior to such meeting, provided that such notice may be waived by a Committee member. A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority of the members of the Committee present at any duly called

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           meeting  at  which  a  quorum  is  present  (as  well as  any  action unanimously  approved in  writing)  shall constitute  action  by  the
           Committee.   The Committee  may act  by unanimous  written consent of
           its members.

                  (b) The Committee may appoint a Secretary (who need not be a member of the Committee) who shall keep minutes of its meetings. The Committee may make such rules and regulations for the conduct of its business as it may determine.

                  (c) The Committee shall have full and exclusive authority, subject to the express provisions of the Plan, to interpret the Plan as it relates to Options granted or to be granted to Optionees under the Plan, to provide, modify and rescind rules and regulations relating thereto, to determine the terms and provisions of each Option granted to Optionees and the form of each option agreement evidencing an Option granted to Optionees under the Plan, and to make all other determinations and perform such actions as the Committee deems necessary or advisable to administer the Plan as it relates to Options granted or to be granted to Optionees under the Plan. In addition, the Committee shall have full authority, subject to the express provisions of the Plan, to determine to whom Options shall be granted, the time or date of grant of each such Option, the number of shares subject thereto and the price at which such shares may be purchased. In making such determinations, the Committee may take into account the nature of the services rendered by the Optionees, his or her present and potential contributions to the success of the Corporation's business and such other facts as the Committee in its discretion shall deem appropriate to carry out the purposes of the Plan.

                  (d) No member of the Committee or the Board shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option granted hereunder.

                                     ARTICLE III

                                   Grant of Options

           3.1 GRANT OF OPTIONS. On April 22, 1996, Options will be granted under the Plan to the persons listed on Exhibit B hereto to purchase the number of shares of Restricted Stock set forth on Exhibit B opposite such person's name. Any person who has been granted Options under this Article III may decline to accept such Options. Such person may indicate his election to decline to accept the Options by giving notice thereof to the Corporation or by refusing to execute a stock option agreement relating to the Options.

           3.2 PRICE. The purchase price per share of Restricted Stock under each Option granted under this Article III shall be an amount equal to Fair Market Value.

           3.3   OPTION PERIOD AND TERMS OF EXERCISE OF OPTIONS.

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                  (a)   Notwithstanding   anything   contained  herein   to  the
           contrary  or  in  any  option  agreement   executed  by  and  between
           Corporation and any Optionee, each Option granted under this Article III shall be fully exercisable during the period beginning on the Date of Grant and ending on the Expiration Date.

                  (b)   Notwithstanding   anything   contained  herein   to  the
           contrary or in any option agreement executed by and between Corporation, all obligations to an Optionee hereunder shall terminate in the event of the Termination of Employment of the Optionee with the Corporation, for any reason whatsoever, including but not limited to the death, disability, or retirement of the Optionee, prior to the purchase and sale of the shares of Restricted Stock hereunder. Any unexercised Option granted to an Optionee under this Article III shall expire and become null and void immediately upon the Optionee's Termination of Employment.

                  (c) Under the provisions of any option agreement evidencing an Option granted hereunder, the Committee or the Board may impose such other terms and conditions upon the exercise of an Option as are not inconsistent with the terms of the Plan.


                                     ARTICLE IV

                                    Miscellaneous

           4.1 ADJUSTMENTS TO REFLECT CAPITAL AND OTHER CORPORATE CHANGES. The Options and the exercise price for such Options shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, recapitalization, merger, consolidation or other change in capitalization with a similar substantive effect upon the Options granted hereunder. After any reorganization, merger or consolidation in which the Corporation is not the surviving corporation, Optionee shall, at no additional cost, be entitled upon the exercise of the Options to receive (subject to any required action by shareholders), in lieu of the number of shares of Restricted Stock receivable pursuant hereto, the number and class of shares of stock or other securities to which Optionee would have been entitled pursuant to the terms of the reorganization, merger or consolidation if, at the time of such reorganization, merger or consolidation, Optionee had been the holder of record of a number of shares of stock equal to the number of shares receivable or exercisable pursuant hereto. Comparable rights shall accrue to Optionee in the event of successive reorganizations, mergers or consolidations of the character described above.

           In the event of a reclassification of Common Stock not covered by the foregoing, or in the event of a liquidation or reorganization (including a merger, consolidation or sale of assets) of the Corporation, the Board shall make such adjustments, if any, as it may deem appropriate in the number, purchase price and kind of shares covered by the unexercised portions of the Options theretofore granted under the Plan. The provisions of this Section 4.1 shall only be applicable if, and only

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     to the extent  that, the  application thereof  does not  conflict with  any valid governmental statute, regulation, or rule.

           4.2 AMENDMENT AND TERMINATION OF THE PLAN. Subject to the right of the Board to terminate the Plan prior thereto and extend the term of the Plan, the Plan shall terminate on January 1, 1997. No Options may be granted after termination of the Plan. The Board may at any time alter or amend the Plan but the Board may not make any alteration or amendment thereof which operates to (i) abolish the Committee, change the qualifications of its members, or withdraw the administration of the Plan from its supervision, (ii) increase the total number of shares of Restricted Stock which may be granted under the Plan (other than as provided in Section 4.1 of this Article IV), (iii) extend the term of the Plan or the maximum exercise periods provided in Article III hereof, (iv) decrease the minimum purchase price for Restricted Stock under the Plan (other than as provided in Section 4.1 of this Article IV), (v) materially increase the benefits accruing to participants under the Plan, or (vi) materially modify the requirements as to eligibility for participation in the Plan.

           No termination or amendment of the Plan shall adversely affect the rights of an Optionee under an Option, except with the consent of such Optionee.

           4.3 NO FRACTIONAL SHARES. Notwithstanding any contrary indication in the Plan or in any option agreement evidencing an Option granted under the Plan, no fractional shares of Restricted Stock may be purchased upon exercise of any Option.

           4.4 LEGEND. Each certificate for the shares of the Restricted Stock issued hereunder or in substitution or exchange therefor, or upon the transfer thereof, together with any other Restricted Stock subject to the restrictions of this Plan, shall be stamped or otherwise imprinted with the legend in substantially the following form:

                  The transfer of this instrument or the securities evidenced hereby is restricted under the terms of the 1996 Non-Statutory Stock Option Plan dated as of April 22, 1996, a copy of which is on file at the principal office of Virtual Open Network Environment Corporation, and no transfer of this instrument or such securities shall be made until the conditions thereof shall have been fulfilled.

           4.5 LAPSE OF RESTRICTIONS. The restrictions on each share of Restricted Stock as described in this Plan and Exhibit A attached hereto shall lapse One Hundred Eighty (180) days after any public offering of the Corporation's stock.

           4.6 PAYMENT OF PURCHASE PRICE; APPLICATION OF FUNDS. Upon exercise of an Option, the purchase price shall be paid in full by check; provided, however, that at the request of an Optionee and to the extent permitted by applicable law, the Corporation may, in its sole and absolute

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     discretion, approve  reasonable arrangements  with one  or more  Optionees, under which such an Optionee may exercise an Option by delivering to the Corporation an irrevocable notice of exercise, together with such other documents as the Corporation shall require, and the Corporation shall, upon receipt of full payment by check, or any other reasonable payment arrangement, of the purchase price and any other amounts due in respect of
     such   exercise,  deliver  to  such  Optionee   one  or  more  certificates
     representing the shares of Restricted Stock issued in respect of such exercise. The proceeds of any sale of Restricted Stock covered by Options shall constitute general funds of the Corporation. Upon exercise of an Option, the Optionee will be required to pay, or arrange with the Corporation for the payment of, the amount of any federal, state, or local taxes required by law to be withheld in connection with such exercise. No shares of Restricted Stock shall be issued upon exercise of an Option until full payment therefor has been made, and an Optionee shall have none of the rights of a stockholder until shares are issued to him.

           4.7 REQUIREMENTS OF LAW. The granting of Options and the issuance of Restricted Stock upon the exercise of an Option shall be subject to all applicable laws, rules and regulations, and to such approval by governmental agencies as may be required.

           4.8    NONTRANSFERABILITY OF  OPTIONS.   An Option granted  under the
     Plan shall not be transferable by the Optionee and shall be exercisable during the lifetime of the Optionee only by the Optionee.

           4.9   OPTION AGREEMENT; INVESTMENT LETTER.

                  (a) Each person who accepts an Option offered to him hereunder shall enter into an agreement with the Corporation, in such form as the Committee may prescribe, setting forth the terms and conditions of the Option, whereupon such person shall become a participant in the Plan.

                  (b) The Corporation's obligation to deliver Restricted Stock with respect to an Option shall be conditioned upon its receipt from the Optionee, to whom such Restricted Stock is to be delivered, of an executed investment letter containing such representations and agreements as the Committee may determine to be necessary or advisable in order to enable the Corporation to issue and deliver such Restricted Stock to such Optionee in compliance with applicable federal, state, or local securities laws, rules, or regulations.

           4.10 EFFECTIVE DATE OF THE PLAN. The Plan shall become effective, as of the date of its adoption by the Board. If the Plan is not so adopted, the Plan shall terminate and all Options granted hereunder shall be null and void.

           4.11 TERMINATION OF EMPLOYMENT. A transfer of employment within the Corporation shall not be considered to be a Termination of Employment for the purposes of the Plan. Nothing in the Plan or in any option agreement evidencing an Option granted under the Plan to an Optionee shall

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     confer  upon  any Optionee  any  right to  continue  in the  employ  of the
     Corporation or in any way interfere with the right of the Corporation to terminate the employment or contractual relationship with the Optionee at any time, with or without cause.

           4.12 CONSTRUCTION. Options granted under the Plan are not intended to be treated as incentive stock options under Section 422 of the Code. Words of any gender used in the Plan shall be construed to include any other gender, unless the context requires otherwise.

           4.13 INTERPRETATION. The section headings hereof are inserted solely for convenience of reference only and shall be disregarded in interpreting the provisions hereof. As used in this Plan, any gender shall include any other gender, the plural shall include the singular and the singular shall include the plural, the disjunctive shall include the conjunctive and the conjunctive shall include the disjunctive, wherever appropriate.

           4.14 GOVERNING LAW. This Plan and all the terms and provisions hereof, shall be interpreted and construed in accordance with the laws of the State of Delaware, except for its rules relating to the conflict of laws; provided, however, that such terms and provisions relating to federal income tax law shall be interpreted and construed in accordance with federal law, and such terms and provisions relating to the application of securities laws shall be interpreted and construed in accordance with federal law and the laws of the jurisdiction in which Optionee resides or is domiciled.

           4.15 SEVERABILITY. If any provision, or portion thereof, of this Plan, or the application thereof to any person or circumstances, shall, to any extent be invalid or unenforceable, the remainder hereof, or the application of such provision, or portion thereof, to any other person or circumstance shall not be affected thereby; and each provision of this Plan shall be valid and enforceable to the fullest extent permitted by law.



















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                                      EXHIBIT A


                                      ARTICLE I

                           Restrictions on Transferability


           1.1 GENERAL RESTRICTIONS. Upon the purchase of Restricted Stock pursuant to the Plan, all of the shares of stock shall not be sold, assigned, transferred, pledged or otherwise disposed of, within six years of the Purchase Date, except as otherwise provided in Section 1.2. and
     Section 1.3 of Article I hereof. Transfers are permitted under Article II hereof following the passage of six years after the Purchase Date. As long as the aforesaid restrictions remain in effect, no holder of Restricted Stock shall have the right to vote the restricted shares for any purpose. All voting rights with respect to the Restricted Stock shall be exercised by a majority vote of the Board.

           1.2 LAPSE OF RESTRICTIONS. The restrictions set forth herein shall lapse One Hundred Eighty (180) days following any public offering of the Corporation's stock or the acquisition of the Corporation in exchange for publicly traded shares.

           1.3   REQUIRED TRANSFERS.

                  (a) Except as provided in Section 1.2 of Article I hereof, in the event of the Optionee's Termination of Employment within the time period specified below after the Purchase Date, for any reason whatsoever, Optionee, within ten (10) business days after the date of the said termination (75 days in the case of the death of an Optionee), shall give to the Corporation a written offer to sell the Restricted Stock purchased by him or her hereunder for the purchase price specified hereunder as payable by the Corporation and, for a period of ninety (90) days thereafter, the Corporation shall have an option to purchase such Restricted Stock, in whole or in part, for such price and on such terms as set forth herein.

                  (b) The Formula Price payable by the Corporation for the Restricted Stock shall be as follows:


         Upon the Optionee's Termination    The price per share of Restricted
          of Employment after acquiring        Stock to be paid to Optionee
           Restricted  Stock within:                    shall be:
         One year                           The lesser of the (a) Purchase
                                            Price or (b) Book Value.

                                            80% of Optionee's Restricted
         Two years                          Stock shall be purchased for the
                                            lesser of the Purchase Price or
                                            Book Value; 20% shall be
                                            purchased for Book Value.

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         Upon the Optionee's Termination    The price per share of Restricted
          of Employment after acquiring        Stock to be paid to Optionee
           Restricted  Stock within:                    shall be:
                                            60% of Optionee's Restricted
         Three years                        Stock shall be purchased for the
                                            lesser of the Purchase Price or
                                            Book Value; 40% shall be
                                            purchased for Book Value.

                                            40% of Optionee's Restricted
         Four years                         Stock shall be purchased for the
                                            lesser of the Purchase Price or
                                            Book Value; 60% shall be
                                            purchased for Book Value.

                                            20% of Optionee's Restricted
         Five years                         Stock shall be purchased for the
                                            lesser of the Purchase Price or
                                            Book Value; 80% shall be
                                            purchased for Book Value.
         Six or more years                  100% of Optionee's Restricted
                                            Stock shall be purchased for Book
                                            Value.

                  (c) The purchase price payable for the Restricted Stock shall be paid to or for the benefit of Optionee in the event of the exercise by the Corporation of the option provided hereunder at a closing, the time, date and place of which shall be established by the Corporation upon the exercise of such option by written notice to Optionee; provided, however, that the time thereof shall be during regular business hours, the date thereof shall be a regular business day no earlier than five (5) business days and no later than twenty (20) business days following such notice and the place thereof shall be the principal business offices of the Corporation. At such closing, against performance by the Corporation of its obligations hereunder, Optionee shall deliver to the Corporation the certificate or certificates evidencing the Restricted Stock to be sold hereunder, duly endorsed for transfer, subject only to those restrictions provided in this Plan; and, against performance by Optionee of his or her obligations hereunder, the Corporation shall pay to or for the benefit of Optionee the purchase price therefor in cash.

           1.4 THE RESTRICTED STOCK. For the purposes hereof, the Restricted Stock purchased by Optionee hereunder shall include any stock dividends, stock splits and capital stock or other securities subsequently issued with respect to such shares of Restricted Stock following the date hereof.






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                                     ARTICLE II

                                   Other Transfers


           2.1   RIGHT  OF FIRST REFUSAL UPON PRESENTATION OF THIRD-PARTY OFFER.

                  (a)   Except as  provided in  Section 1.2  and Section 1.3  of
           Article I and Section 2.2 of Article II hereof, and provided Optionee holds the Restricted Stock for a period in excess of six years beyond the Purchase Date, Optionee may sell any of the shares of Restricted Stock provided Optionee gives to the Corporation written notice containing a copy of a bona fide, legally enforceable written offer of a third party forthwith to purchase such Restricted Stock for a consideration consisting solely of cash to be paid upon the delivery of such Restricted Stock, in transferable form, free and clear of all liens, encumbrances, purchase options, equities, claims and restrictions, except for those set forth in this Plan; and for a period of twenty (20) days thereafter or such shorter period as the Board of the Corporation may then designate, the Corporation shall have an option to purchase such Restricted Stock from Optionee, in whole but not in part, for a price equal to the Book Value per share of such Restricted Stock.

                  (b) If the Corporation shall fail to exercise its option provided in this Section 2.1 of Article II with respect to any of the Restricted Stock, within the twenty (20) day period thereof, then, for a period of ten (10) days thereafter, such option shall be suspended with respect to the Restricted Stock as to which such option shall not be exercised, and Optionee shall have the right to accept the written offer to purchase such Restricted Stock as to which such option shall be suspended as contained in the notice thereof and shall have the right to transfer such Restricted Stock in accordance with the terms of such offer, subject to the restrictions set forth in this Plan.

           2.2 PERMITTED TRANSFERS TO CORPORATION, STOCK OR BENEFIT PLAN, OR OTHER SHAREHOLDER. Except as provided in Section 1.2 and Section 1.3 of
     Article I and Section 2.1 of Article II hereof, and provided Optionee holds the Restricted Stock for a period in excess of six years beyond the Purchase Date, Optionee may sell any Restricted Stock to (a) the Corporation, (b) any employee stock or employee benefit plan sponsored by the Corporation, or (c) any other person who shall then be a shareholder of the Corporation, nothing contained in this Plan hereof shall prevent the sale, of any Restricted Stock thereto; provided, however, that such Restricted Stock may not be sold for a price in excess of the Book Value per share of such stock; provided, further, that any transferee, other than the Corporation or any such employee stock plan, to whom such securities shall be sold shall execute and deliver to the Corporation an addendum hereto, pursuant to which such transferee shall agree to be a party hereto bound by the provisions of this Plan, with the same force and effect as if such transferee shall have been Optionee hereunder. For the purposes hereof, the trustees of any trust forming part of a stock bonus,

                                         iii
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     profit  sharing  or pension  plan  sponsored  by  the  Corporation for  the benefit of all or any part of its employees or the employees of any subsidiaries thereof, including but not limited to an employee stock ownership plan, shall constitute an employee stock plan.

           2.3 RIGHT TO PLEDGE. Provided the Optionee holds the Restricted Stock more than six years beyond the Purchase Date, the Optionee may pledge as security for a loan, encumber, hypothecate, or otherwise borrow against Optionee's Restricted Stock.













































                                          iv
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                                      EXHIBIT B


                                                            Number of Common
                                                           Shares Exercisable
                Optionee             Number of Options        With Options
                --------             -----------------     ------------------

       Jieh-Shan Wang                     250,000                 250,000

       William Wilson                     100,000                 100,000


       Ban Leong Eap                       32,870                  32,870

       Maxine Loh                         150,000                 150,000

       David K. Rowland                    10,000                  10,000

       Joseph D. Gallagher                 33,081                  33,081